CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of fonix incorporated on Form S-8 of our report dated March 4, 1996, filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, and to the reference to us under the heading of "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ PRITCHETT, SILER & HARDY, P.C.

Pritchett, Siler & Hardy, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)


Salt Lake City, Utah
July 31, 1996